EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT:

Dava Guerin
Guerin Public Relations, Inc.
(215) 914-2040 or (215) 262-0740 (wireless)
or
Brighid de Garay
UbiquiTel Inc.
(610) 832-3311 or (610) 453-7495 (wireless)

UBIQUITEL UPDATES FINANCIAL GUIDANCE AND ANNOUNCES

PARTICIPATION IN SMITH BARNEY CITIGROUP CONFERENCE

CONSHOHOCKEN, Pa. – December 30, 2003 – UbiquiTel Inc. (Nasdaq: UPCS), a PCS Affiliate of Sprint, today announced updated financial and operating guidance for the fourth quarter 2003 and that the company will participate in the fourteenth annual Smith Barney Citigroup Entertainment, Media and Telecommunications conference to be held in Phoenix, Arizona from January 4 to January 7, 2004.

UbiquiTel currently expects EBITDA (earnings before interest, taxes, depreciation and amortization) for the quarter ending December 31, 2003 to be $9 million to $11 million, an increase from the previously guided range of $5 million to $7 million.  UbiquiTel also expects subscriber net additions, excluding resellers, for the fourth quarter 2003 to be 21,000 to 23,000, or the high end of the previously guided range of 15,000 to 25,000.  Based on the company’s experience to date, wireless number portability, which became effective on November 24, 2003 in approximately 25% of the company’s markets, is expected to have an immaterial impact on its operating performance in 2003.

Don Harris, the Chairman, President and CEO of UbiquiTel is scheduled to participate in the Regional/Affiliate Wireless Panel at the conference at 3:45 p.m. Mountain Time on Tuesday, January 6, 2004. The Panel discussion is expected to last 45 minutes and will be broadcast live over the Internet. Investors and interested parties may listen to the webcast through UbiquiTel’s website at www.ubiquitelpcs.com.  The webcast will be archived on the site for 30 days.

Financial Measures and Definition of Term Used

UbiquiTel provides certain financial measures that are calculated in accordance with accounting principles generally accepted in the United States (GAAP) and adjustments to GAAP (non-GAAP) to assess the company’s financial performance.  In addition, the company uses certain non-financial terms which are metrics used in the wireless communications industry and are not measures of financial performance under GAAP.  The non-GAAP financial measures reflect standard measures of liquidity, profitability or performance and the non-financial metrics reflect industry conventions, both of which are commonly used by the investment community for comparability purposes.  The non-GAAP financial measure used in this release includes the following:

EBITDA – An acronym for earnings before interest, taxes, depreciation and amortization, without giving effect to any extraordinary gains or losses.  This definition of EBITDA is consistent with the definition of EBITDA in our debt covenants.  EBITDA is a measure used by the investment community in the telecommunications industry for comparability as well as in our debt covenants for compliance purposes and is not intended to represent the results of our operations in accordance with GAAP.

About UbiquiTel Inc.

UbiquiTel is the exclusive provider of Sprint digital wireless mobility communications network products and services under the Sprint brand name to midsize markets in the Western and Midwestern United States that include a population of approximately 10.0 million residents and cover portions of California, Nevada, Washington, Idaho, Wyoming, Utah, Indiana and Kentucky.

Statements contained in this news release that are forward-looking statements are subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the “safe-harbor” provisions of the private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in UbiquiTel’s forward-looking statements, including the following factors: UbiquiTel’s dependence on its affiliation with Sprint; changes in Sprint’s fee structure with UbiquiTel; UbiquiTel’s reliance on the timeliness, accuracy and sufficiency of financial and other data and information received from Sprint; the ability of Sprint to provide back office, customer care and other services; the competitiveness of and changes in Sprint’s pricing plans, products and services; increased competition in UbiquiTel’s markets; the impact of wireless number portability; rates of penetration in the wireless industry; the potential to experience a high rate of customer turnover; anticipated future losses; UbiquiTel’s debt level; changes or advances in technology; and general market and economic conditions.  Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from UbiquiTel’s forward-looking statements are included in UbiquiTel’s filings with the Securities and Exchange Commission (“SEC”), specifically in the “Business-Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of its Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and in subsequent filings with the SEC.  Except as otherwise required under federal securities laws and the rules and regulations of the SEC, the company does not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

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